CFO Investor Presentation August 15, 2019 Insert Risk Classification

Safe Harbor Regarding Forward-Looking Statements Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring and productivity actions, outcome of contingencies, such as litigation and environmental matters, expenditures, planted acreage, and financial results (including earnings per share, cash flow, and EBITDA growth), as well as expected benefits from, the separation of Corteva from DowDuPont, are forward-looking statements. Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) effect of competition and consolidation in Corteva’s industry; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) failure to obtain or maintain the necessary regulatory approvals for some Corteva’s products; (iv) failure to enforce Corteva’s intellectual property rights or defend against intellectual property claims asserted by others; (v) effect of competition from manufacturers of generic products; (vi) impact of Corteva’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (vii) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (viii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (ix) effect of changes in agricultural and related policies of governments and international organizations; (x) effect of disruptions to Corteva’s supply chain, information technology or network systems; (xi) competitor’s establishment of an intermediary platform for distribution of Corteva’s products; (xii) effect of volatility in Corteva’s input costs; (xiii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xiv) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xv) failure to realize the anticipated benefits of the internal reorganizations taken by DowDuPont in connection with the spin-off of Corteva; (xvi) failure to benefit from significant cost synergies and risks related to the indemnification obligations of legacy DuPont liabilities in connection with the separation of Corteva; (xvii) increases in pension and other post-employment benefit plan funding obligations; (xviii) effect of compliance with environmental laws and requirements and adverse judgments on litigation; (xix) risks related to Corteva’s global operations; (xx) effect of climate change and unpredictable seasonal and weather factors; (xxi) effect of counterfeit products; (xxii) failure to effectively manage acquisitions, divestitures, alliances and other portfolio actions; and (xxiii) risks related to the discontinuation of LIBOR. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the “Risk Factors” section of Exhibit 99.1 of Amendment No. 4 to Corteva’s Registration Statement on Form 10 and Corteva’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, as modified by subsequent reports on Form 10-Q and Current Reports on Form 8-K. 2

A Reminder About Non-GAAP Financial Measures and Pro Forma Financial Information Corteva Unaudited Pro Forma Financial Information In order to provide the most meaningful comparison of results of operations, supplemental unaudited pro forma financial information for the first quarter of 2019 and prior has been included in this presentation. This presentation presents the pro forma results of Corteva, after giving effect to events that are (1) directly attributable to the merger of DuPont and Dow, the divestiture of Historical DuPont’s specialty products and materials science businesses, the receipt of Dow AgroSciences, debt retirement transactions related to paying off or retiring portions of E. I. du Pont de Nemours and Company ("Historical DuPont")’s existing debt liabilities, and the separation and distribution to DowDuPont stockholders of all the outstanding shares of Corteva common stock; (2) factually supportable and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results. Refer to Corteva’s Form 10 registration statement filed on May 6, 2019, which can be found on the investors section of the Corteva website, for further details on the above transactions. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, and are presented for informational purposes only, and do not purport to represent what the results of operations would have been had the above actually occurred on the dates indicated, nor do they purport to project the results of operations for any future period or as of any future date. Regulation G This presentation includes information that does not conform to U.S. GAAP and are considered non-GAAP financial measures. These measures include organic sales, operating EBITDA, pro forma operating EBITDA, operating EBITDA margin, pro forma operating EBITDA margin, operating earnings, pro forma operating earnings, operating earnings per share, pro forma operating earnings per share, and base tax rate. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company's U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to their most directly attributable U.S. GAAP measure are provided on slides 17 - 20 of this presentation. Organic sales is defined as price and volume and excludes currency and portfolio impacts. Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating costs, net and foreign exchange gains (losses), excluding the impact of adjusted significant items. Non-operating costs, net consists of non-operating pension and other post-employment benefit (OPEB) costs, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont. Operating EBITDA margin is defined as Operating EBITDA as a percentage of net sales. Operating earnings and operating earnings per share are defined as "Earnings per common share from continuing operations - diluted" excluding the after-tax impact of significant items, the after-tax impact of non-operating costs, net, and the after-tax impact of amortization expense associated with intangible assets as of the separation from DowDuPont. Although amortization of the Company's intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Base tax rate is defined as the effective tax rate excluding the impacts of foreign exchange gains (losses), non-operating costs, amortization of intangibles (existing as of Separation), and significant items. Corteva does not provide forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses and potential future asset impairments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period. All periods for the first quarter of 2019 and prior are on a pro forma basis as discussed above in the paragraph ‘Corteva Unaudited Pro Forma Financial Information’. 3

Objectives for the Call Today Highlights Supplemental 2019 financial modeling guidance Update to mid-term financial 2019 Mid-Term Cash and targets Modeling Financial Valuation Discussion around modeling debt obligations and Targets assumed liabilities Guidance Topics Exploration of operational Earnings Per Share Guide seasonality and net working EBITDA Margin Growth Pension Obligations capital pattern Cash Flow Guidance Merger Cost Savings Assumed Historical Liabilities Question & Answer Session Execute to Win Productivity Operational Seasonality 4

Recent Company Filings DECEMBER 2018 to MAY 2019 AUGUST 1, 2019 OCTOBER 2018 JUNE 1, 2019 AUGUST 6, 2019 Form 10 Amendments 2Q Earnings & 8K (3 Amendments and Final) Filing . Pro forma financial . Pro forma financial First 10Q Post- Spin Initial Form 10 statements* information – Spin Filing . Capital structure updating all and dividend policy . 8-K, S-3, and S-8 periods to reflect . GAAP Financial Statements and . Separation related Filings final separation MD&A agreements agreements Our latest filings update to historical information previously released *Periods required within each amendment varied and only reflect impact of separation decisions as they were made 5

Modeling Guidance – EPS Guidance and Cash Flow Indications

2019 Modeling Updates

(in millions, except earnings per share or where noted)	Pre-Spin Guidance	2Q19 Earnings Guidance	
Income Statement			
Net Sales	Flat	Down 3%	• Currency headwinds • Flat organic growth[1], offsetting NA weather impact
Pro Forma Operating EBITDA[1]	2,200 – 2,300	1,900 – 2,050	• ~$250 estimated impact from North America market
Interest Expense	150 – 200	140 – 160	• Trending at lower end of prior range after completion of de-levering of legacy debt
Base Tax Rate[1] (percent)	19 – 21	19 - 21	• Unchanged
Depreciation & Amortization	~1,000	~1,000	• Amortization of ~$400 excluded from Operating EPS
Net Income from Cont. Ops Attributable to Noncontrolling Interests	Not Provided	30 – 40	• Minority interest share of income and preferred shares
Exchange Losses, after tax	Not Provided	90 – 100	• Full-year exchange losses estimate reflects YTD actuals and 2H program costs
Diluted Shares	Not Provided	~750	• Share repurchase impact expected to be minimal
Operating Earnings Per Share[1]	Not Provided	1.06 – 1.31	
Additional Cash Flow Drivers			
Capital Expenditures	650	650	• Unchanged
Net Working Capital			• NWC expected to change consistent with sales and earnings forecasts

(1) Pro Forma Operating EBITDA, base tax rate, operating earnings, operating earnings per share, and organic sales are non-GAAP measures. See slide 3 for further discussion.

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Modeling Guidance – Operating Earnings Per Share Bridge (in millions, except per share information) 2Q19 Actual FY19 Guidance Sensitivities and Comments Net Sales 5,556 ~14,000 • Down 3 percent on reported basis; organic sales flat Corteva Pro Forma Operating 1,452 1,900 – 2,050 • Midpoint of 1,975, represents 5 percent decline from prior year EBITDA(1) • 2H19 guidance of (70) – 80 million • At the higher end of the previous range of 570-600 Depreciation (114) (600) Interest Income 17 50 (34) (140 – 160) • Lower end of the previous guidance range of 150-200 Interest Expense • Includes interest cost for heritage bonds de-levered prior to spin Subtotal 1,321 1,190 – 1,360 Taxes (excluding EGL) (230) (250 – 260) Base Tax Rate(1) (percent) 17.4 19 - 21 • Full-year exchange losses estimate reflects YTD actuals and 2H Exchange Losses – net, after tax (14) (90 – 100) program costs Net Income – Non-controlling interest (13) (30– 40) Operating Earnings(1) 1,064 800 – 980 Diluted Shares 750 ~750 Operating Earnings Per Share(1) 1.42 1.06 – 1.31 (1) Pro Forma Operating EBITDA, base tax rate, operating earnings, operating earnings per share, and organic sales are non-GAAP measures. See slide 3 for further discussion. 7

North America Market Update U.S. Planted Acreage (USDA) (1) Comments . (million acres) 2018 2019 2019 2019 Recent USDA data shows corn acres are expected to be up 0.9 million acres and soybean acres are expected to be down 12.5 million acres March June August relative to 2018 levels. . USDA August Crop Production report estimates U.S. 2019 corn yield to be down 3.9% from 2018 and corn production to be down 3.6%. Corn 89.129 92.792 91.700 90.005 . USDA August Crop Production report estimates U.S. 2019 soybean yield to be down 6% from 2018 and soybean production to be down 19%. Soybeans 89.196 84.617 80.040 76.700 . In addition to declines in U.S. corn and soybean acreage and production, Stats Canada also estimates canola acres in Canada to be down year-over- year with the next acreage report expected on August 28. Cotton 14.100 13.780 13.720 13.903 U.S. Corn Planted Acreage by State (USDA) Wheat 47.800 45.754 45.609 45.609 Canola 1.991 1.904 2.018 2.018 Canada Planted Acreage (Stats Canada) (million acres) 2018 2019 2019 2019 April June August Canola 22.8 21.3 20.9 August 28 (1) Based upon data from the USDA March Prospective Plantings report, June Acreage Report, and August Crop Production report 8

Merger Cost Synergy Progress Seed Production Commercial Headcount R&D Sites CP Manufacturing 2Q19 Highlights DWDP Sites Offices MERGER CLOSE • Realized cost synergies SEPTEMBER ~25,000 90 287 233 29 of approximately $115 2017 million for the three months ended June 30, 2019 • R&D expense was SEPTEMBER $269 million down $85 2018 ~23,000 74 220 196 28 million from the same period last year(1) • SG&A expense was $937 million, down $28 million from the same THROUGH period last year(1) 2Q 2019 ~21,000 68 129 159 27 • Brings cumulative realized cost synergies to approximately $200 PERCENT REDUCTION million for the six SINCE months ended June 30, MERGER 16% 24% 55% 32% 7% 2019 CLOSE (1) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. 9

Mid-Term Targets – Cost Synergies and Productivity

Initiative	Through 2018	2019E	2020E	Beyond	Drivers
Merger-Related Cost Synergies	~$450 million cumulative	~$350 million incremental ~$800 million cumulative	~$200 million incremental ~$1.0 billion cumulative	~$200 million incremental ~$1.2 billion cumulative	• Remaining merger cost savings primarily relate to COGS improvements • Will be realized in the P&L when inventory is sold
Execute to Win Productivity Program		Launched E2W productivity effort across the organization	~$30 million in additional EBITDA	~$470 million in additional EBITDA ~$500 million cumulative	• Owner mindset with entire organization engaged in driving productivity and sustaining improvement • Staged to develop in project waves with seed productivity at the start
ERP Harmonization			Implementation begins for new ERP System	~$200 million reduction in operating costs ~$200 million cumulative	• ERP harmonization will align the disparate IT systems used across the business today and allow process optimization and automation
Total EBITDA Y-o-Y	$450 million	$350 million	$230 million	$870 million	~$1.9 billion cumulative

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Mid-Term Targets – Projects Launched in Several Areas to Improve Seed Productivity 1 Risk factor reduction Field Strategic and Marketing and Customer 2 production 1 business planning 6 sales Field Production 2 Parent seed Distribution and Improvement 5 supply chain Shipping / Returns Plant Production 3 Optimization Planting 3 Plant production 4 Quality check 4 Quality & System Losses Harvesting Conditioning Sizing Treating Packaging Quality 5 Freight & Warehouse 6 Product optimization Leading edge of Execute to Win efforts expected to deliver $30 million in savings in 2020 11

2020 and Mid-Term[1] Financial Targets

2020

2020 Operating EBITDA Growth – Directional Guide*

($ in millions)	2020E
Cost Synergies	$200
Productivity Programs	$30
Normalized NA Market Conditions[2]	$250
New Product Growth	~$100
Headwinds (e.g., COGS impact, inflation)*	~($100)

*To be updated as harvest progresses

2020 Free Cash Flow Conversion*

- FCF[4] growing to >50% of Operating EBITDA driven by working capital improvement and disciplined capital investment

Mid-Term

Sales Expected to Exceed Market Growth

Corteva Total Revenue Growth[3]:	
Seed	3-5%
Crop Protection	5-7%
Total	4-6%
Market Growth[1]:	2-4%

Mid-Term Operating EBITDA Growth

Operating EBITDA Margin[5] Expansion:	100-200 bps
Corteva Operating EBITDA[5] Growth:	12-16%

1. Mid term reflects years beyond 2019
2. Assumes acres at the 2018 level
3. Revenue and operating EBITDA growth forecasts assume year over year currency impacts are flat.
4. FCF is defined as cash flow from operations less capital expenditures.
5. Pro Forma Operating EBITDA and operating margin are non-GAAP measures. See slide 3 for further discussion

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Cash Flow – Seed Segment Seasonality Fourth Quarter First Quarter • Conclusion of Southern Hemisphere season • Primarily NA and Europe • Potential early shipments to NA • Includes Brazil Safrinha • Potential early start to Safrinha • Largest use of cash to fund 14.4% • Receivables and Prepay collection working capital in NA 29.3% 7.0% 2018 Seed Sales Third Quarter Percent by Second Quarter Quarter • Primarily LA corn seed business • Continuation of NA and Europe and European Canola Seed – corn, soybean, canola 49.3% • Cash collections begin but still a • AP largest quarter net use of cash • Net use of cash to fund working • Net working capital peak capital Seed sales drive seasonality and build of working capital 13

Valuation – Assumed Liabilities Corteva Separation Agreement Chemours Separation Agreement Chemours Limited Sharing Agreement • • For a 5 year period beginning on July 6, Corteva will assume up to $200 million • Chemours will indemnify Corteva 2017, Chemours will annually pay the (threshold), and any additional over against certain litigation, environmental, first $25 million of future PFOA liabilities threshold will be assumed by New DuPont worker’s compensation, and other and if exceeded, Corteva will pay any up to their $200 million threshold. liabilities that arose prior to the • excess up to the next $25 million. Any amounts over the collective $400 separation, including PFAS liabilities, Chemours will bear any excess over million threshold will be shared based on subject to the Limited Sharing that amount. the following split: 29% Corteva/71% New Agreement DuPont • After July 2022, the limited sharing • For PFAS, costs will be shared on a 50% - agreement will expire. 50% basis starting from $1 and up to $300 • There have been no charges incurred million. Once the $300 million threshold is under this sharing arrangement to date. met, then Corteva and New DuPont will Charges would be subject to sharing share proportionally on the basis of 29% under Corteva Separation Agreement and 71%, respectively for PFAS costs. Historical liabilities are well-managed through agreements 14

Valuation – Perspective on Enterprise Value Calculation Obligations Enterprise Value Calculation Share Price Total net unfunded Pension and 1 OPEB liability : $5.8 billion x Diluted Shares Outstanding Pension: $3.3 billion 2 OPEB: $2.5 billion = Equity Value + Total Debt and Operating Leases Expected OPEB annual cash (excluding Pension / OPEB obligations 3) outflows: $200-300 million - Cash and Cash Equivalents - Marketable Securities Short term borrowings/ leases 1 : $2.058 billion - Restricted Cash - Investment in unconsolidated affiliates Long Term Debt 1 : $117 million + Non-controlling interest = Implied Enterprise Value 1. As of June 30, 2019 2. A 200 bps increase would eliminate the unfunded pension obligation, assuming all other factors held constant 3. Credit rating agencies do include pension/OPEB obligation in adjusted net debt computation 15

Q&A InsertAgriculture Risk Classification Division of DowDuPont 17

Corteva

Selected Non-GAAP Calculation of Corteva Operating EBITDA

In millions	Three Months Ended June 30, 2019 As Reported	Three Months Ended June 30, 2018 Pro Forma	Six Months Ended June 30, 2019 Pro Forma	Six Months Ended June 30, 2018 Pro Forma
Income from continuing operations, net of tax (GAAP)[1]	$ 483	$ 968	$ 595	$ 1,145
Provision for income taxes	270	193	250	222
Income from continuing operations before income taxes	$ 753	$ 1,161	$ 845	$ 1,367
+ Depreciation and Amortization	227	237	485	452
- Interest income	(17)	(24)	(33)	(51)
+ Interest expense	34	21	48	38
+ Exchange losses, net	32	1	59	66
+/- Non-operating benefits, net	(32)	(55)	(74)	(106)
+ Significant items	455	203	640	507
Corteva Operating EBITDA (Non-GAAP)[2]	$ 1,452	$ 1,544	$ 1,970	$ 2,273

1. Pro forma income from continuing operations, net of tax, has been prepared in accordance with Article 11 of Regulation S-X and is considered the most directly comparable GAAP measure to Pro Forma Operating EBITDA.

2. Corteva Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating costs, net and foreign exchange gains (losses), excluding the impact of adjusted significant items. Non-operating costs, net consists of non-operating pension and other post-employment benefit (OPEB) costs, environmental remediation and legal costs associated with legacy businesses and sites of Historical

Net sales by segment

In millions	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Seed	$ 3,699	$ 3,864	$ 5,666	$ 6,165
Crop Protection	1,857	1,867	3,286	3,360
Total net sales	$ 5,556	$ 5,731	$ 8,952	$ 9,525

Operating EBITDA margin

	Three Months Ended June 30, 2019 As Reported	Three Months Ended June 30, 2018 Pro Forma	Six Months Ended June 30, 2019 Pro Forma	Six Months Ended June 30, 2018 Pro Forma
Total operating EBITDA margin (Non-GAAP)[3]	26.1%	26.9%	22.0%	23.9%

3. Operating EBITDA margin is Operating EBITDA as a percentage of net sales.

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Corteva Price, Volume, Currency Analysis Region Q2 2019 vs. Q2 2018 Percent Change Due To: 1 Net Sales Growth (GAAP) Organic Growth (Non-GAAP) Local Price & Portfolio / $ (millions) % $ (millions) % Product Mix Volume Currency Other North America $ (341) -8% $ (323) -8% -3% -5% —% —% EM EA (20) -3% 39 6% 1% 5% -9% —% Asia Pacific 20 5% 42 10% 7% 3% -5% —% Latin America 166 34% 189 39% 2% 37% -5% —% Rest of World 166 10% 270 17% 3% 14% -7% —% Total $ (175) -3% $ (53) -1% -1% —% -2% —% Region First Half 2019 vs. First Half 2018 Percent Change Due To: 1 Net Sales Growth (GAAP) Organic Growth (Non-GAAP) Local Price & Portfolio / $ (millions) % $ (millions) % Product Mix Volume Currency Other North America $ (720) -12% $ (690) -12% -2% -10% —% —% EM EA (52) -2% 143 7% 1% 6% -9% —% Asia Pacific 40 6% 80 12% 7% 5% -6% —% Latin America 159 19% 214 25% 4% 21% -6% —% Rest of World 147 4% 437 12% 3% 9% -8% —% Total $ (573) -6% $ (253) -3% —% -3% -3% —% 1. Organic sales is defined as price and volume and excludes currency and portfolio impacts. 18

Corteva Selected Non-GAAP Calculation of Corteva Operating Earnings and Operating EPS Three Months Ended June 30, 2019 2018 2019 2018 $ (millions) $ (millions) EPS (diluted) EPS (diluted) As Reported Pro Forma As Reported Pro Forma Net income from continuing operations attributable to Corteva (GAAP) $ 470 $ 963 $ 0.63 $ 1.29 Less: Non-operating benefits - net, after tax 30 43 0.04 0.06 Less: Amortization of intangibles (existing as of Separation), after tax (89) (86) (0.12) (0.11) Less: Significant items charge, after tax (535) (166) (0.71) (0.22) 1 Operating Earnings (Non-GAAP) $ 1,064 $ 1,172 $ 1.42 $ 1.56 Six Months Ended June 30, 2019 2018 2019 2018 $ (millions) $ (millions) EPS (diluted) EPS (diluted) Pro Forma Pro Forma Pro Forma Pro Forma Net income from continuing operations attributable to Corteva (GAAP) $ 574 $ 1,127 $ 0.77 $ 1.50 Less: Non-operating benefits - net, after tax 61 83 0.08 0.11 Less: Amortization of intangibles (existing as of Separation), after tax (170) (156) (0.22) (0.21) Less: Significant items charge, after tax (628) (461) (0.84) (0.62) 1 Operating Earnings (Non-GAAP) $ 1,311 $ 1,661 $ 1.75 $ 2.22 1. Operating earnings is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items (including goodwill impairment charges), non-operating costs, net, and amortization of intangible assets (existing as of Separation). Although amortization of intangible assets (existing as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets 19

Corteva

Selected Non-GAAP Calculation of Corteva Base Tax Rate

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
	As Reported	Pro Forma	Pro Forma	Pro Forma
Net income from continuing operations before income taxes (GAAP)	$ 753	$ 1,161	$ 845	$ 1,367
Add: Significant items - charge	455	203	640	507
Non-operating benefits - net	(32)	(55)	(74)	(106)
Amortization of intangibles (existing as of Separation)	113	107	214	196
Less: Exchange losses, net	(32)	(1)	(59)	(66)
Income from continuing operations before income taxes, significant items, non-operating benefits - net, merger-related amortization step up, and exchange losses (Non-GAAP)	$ 1,321	$ 1,417	$ 1,684	$ 2,030
Provision for income taxes on continuing operations (GAAP)	$ 270	$ 193	$ 250	$ 222
Add: Tax (expenses) benefits on significant items charge	(80)	37	12	46
Tax expenses on non-operating benefits - net	(2)	(12)	(13)	(23)
Tax benefits on amortization of intangibles (existing as of Separation)	24	21	44	40
Tax benefits (expenses) on exchange gains/losses	18	(44)	12	14
Base provision for income taxes on continuing earnings, excluding exchange losses (Non-GAAP)	$ 230	$ 195	$ 305	$ 299
Effective income tax rate (GAAP)	35.9%	16.6%	29.6%	16.2%
Significant items, non-operating benefits, and amortization of intangibles (existing as of Separation) effect	-19.4%	0.3%	-11.6%	-1.7%
Tax rate, from continuing operations before significant items, non-operating benefits - net, and amortization of intangibles (existing as of Separation)	16.5%	16.9%	18.0%	14.5%
Exchange gains (losses) effect	0.9%	-3.1%	0.1%	0.2%
Base income tax rate from continuing operations (Non-GAAP) [1]	17.4%	13.8%	18.1%	14.7%

1. Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, amortization of intangibles (existing as of Separation), and non-operating benefits - net.

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